Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements (Nos.333-164594 and 333-165618) on Form S-3 and (Nos. 333-138958, 333-141885, 333-149739, 333-158333, 333-165619 and 333-172881) on Form S-8 of Solta Medical Inc., of our report dated December 16, 2011 with respect to the consolidated financial statements of Medicis Technologies Corporation, which report appears in this current report on Form 8-K/A of Solta Medical Inc., dated January 11, 2012.

/s/ Ernst & Young LLP

January 11, 2012

Los Angeles, California